Exhibit 10.1

AMENDMENT NO. 1 TO CONSULTING AGREEMENT

Amendment No. 1 to CONSULTING AGREEMENT, dated as of July 25, 2024 (this “Amendment”), by and between Signing Day Sports, Inc., a Delaware corporation (the “Company”), and Clayton Adams, an individual (“Consultant”). Each of the Company and Consultant are sometimes referred to in this Amendment individually as a “Party” and collectively, as the “Parties.”

RECITALS

A. The Parties have entered into that certain Consulting Agreement, dated as of July 23, 2024, between the Company and Consultant (the “Existing Agreement”).

B. The Parties desire to amend the Existing Agreement to amend certain provisions on the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises herein contained, the Parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Existing Agreement.

2. Amendment to the Existing Agreement. As of the Amendment Date (as defined in Section 3), the Existing Agreement is hereby amended as follows:

Section 5 of the Existing Agreement is hereby amended and restated in its entirety as follows:

“5. Stock Award. Subject to the approval of the Board of Directors of the Company (the “Board”) or the Compensation Committee of the Board, as applicable, you will be granted a one-time restricted stock award (the “Up-Front Restricted Stock”) of 127,826 shares of the Company’s common stock, par value $0.0001 per share (the “common stock”), under the Signing Day Sports, Inc. 2022 Equity Incentive Plan (as amended, the “Plan”), on the Effective Date or the date of such approval, whichever is later. Additionally, Birddog Capital LLC, a Nebraska limited liability company, will be granted a one-time restricted stock award (the “Deferred Restricted Stock” and together with the “Up-Front Restricted Stock, the “Restricted Stock”) of 668,841 shares of common stock within one (1) business day of the date of the later of the authorization of the grant of the Deferred Restricted Stock by (i) the NYSE American LLC and (ii) the Board or the Compensation Committee of the Board. The Up-Front Restricted Stock will be subject to the terms and conditions applicable to restricted stock granted under the Plan, as described in the Plan and the form of Restricted Stock Award Agreement for the Plan (the “Plan Restricted Stock Award Agreement”) and in accordance with applicable law. The Deferred Restricted Stock will be granted subject to the terms of a Non-Plan Restricted Stock Award Agreement and in accordance with applicable law. The Up-Front Restricted Stock and the Deferred Restricted Stock will become vested and exercisable immediately upon the date of grant. Notwithstanding the foregoing, the Company makes no representations or undertakings regarding the treatment of the Restricted Stock for purposes of Section 409A of the U.S. Internal Revenue Code (the “Code”) or any rule or regulation promulgated thereunder or any other section of the Code or any rule or regulation promulgated thereunder.”

3. Date of Effectiveness; Limited Effect. This Amendment will become effective as of the date first written above (the “Amendment Date”). Except as expressly provided in this Amendment, all of the terms and provisions of the Existing Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Existing Agreement or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party. On and after the Amendment Date, each reference in the Existing Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference to the Existing Agreement in any other agreements, documents, or instruments executed and delivered pursuant to, or in connection with, the Existing Agreement, will mean and be a reference to the Existing Agreement as amended by this Amendment.

4. Miscellaneous. Each Party hereby represents and warrants to the other Party that:

(a) This Amendment is governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions of such State.

(b) This Amendment shall inure to the benefit of and be binding upon each of the Parties and each of their respective permitted successors and permitted assigns.

(c) The headings in this Amendment are for reference only and do not affect the interpretation of this Amendment.

(d) This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same agreement. Delivery of an executed counterpart of this Amendment electronically shall be effective as delivery of an original executed counterpart of this Amendment.

(e) This Amendment constitutes the sole and entire agreement between the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

(f) Each Party shall pay its own costs and expenses in connection with this Amendment (including the fees and expenses of its advisors, accountants, and legal counsel).

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed and delivered as of the date first set forth above.

COMPANY:

Signing Day Sports, Inc.

By:	/s/ Daniel D. Nelson
Name:	Daniel D. Nelson
Title:	Chief Executive Officer

Address:	8355 East Hartford Drive, Suite 100,

Scottsdale, AZ 85255

CONSULTANT:

Clayton Adams

/s/ Clayton Adams

Address:	[Redacted]

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